Exhibit 99.1

BTCS Inc. Launches ChainQ: An AI-Powered Blockchain Analytics Platform

Silver Spring, MD – (Globe Newswire – July 10, 2024) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, is proud to announce the launch of ChainQ, its pioneering blockchain analytics platform designed to revolutionize the exploration and comprehension of certain blockchain data. ChainQ represents a significant leap forward in simplifying the access, querying, and analysis of blockchain data, empowering users with unprecedented accessibility and insights.

ChainQ leverages indexed data from BTCS’s blockchain infrastructure operations to provide access to otherwise hard-to-access public blockchain data, similar to Bloomberg for financial research or Westlaw for legal research. Unlike traditional blockchain explorers that offer cumbersome navigation and lack features like natural language queries and customizable searches, ChainQ simplifies and accelerates data exploration through its AI driven platform.

“ChainQ signifies our commitment to innovation in the blockchain space,” said Charles Allen, CEO of BTCS. “We’re thrilled to introduce this cutting-edge platform that merges the power of artificial intelligence with advanced search functionalities to offer users an intuitive and comprehensive solution to navigate blockchain data. The initial beta version of ChainQ supports indexed data from the Cosmos (ATOM) blockchain network. While we are launching with data from Cosmos, a smaller blockchain by market cap, its complexity sets the stage for expansion into larger and less complex chains with more holders and broader market awareness. As global cryptocurrency ownership increased by 34% in 2023, rising from 432 million in January 2023 to 580 million in December 20231, we see a vast and growing addressable market for our solutions.”

ChainQ offers a seamless user experience with its intuitive interface, powered by state-of-the-art generative AI technology. Users can effortlessly access and analyze blockchain data with a simple search bar, enabling natural language queries (NQL) to uncover detailed insights from indexed blockchain data.

“ChainQ is more than just a tool; it’s a gateway to unlocking the full potential of blockchain data,” remarked Michal Handerhan, COO of BTCS. “With its user-friendly approach and powerful features, ChainQ empowers users of all technical levels to explore, organize, and understand blockchain data like never before.”

Key features of ChainQ include:

●	Fast access to blockchain data exceeding the capabilities of standard web search engines, and simplified compared to complex blockchain explorers.
●	Cutting-edge generative AI technology.
●	Intuitive search functionality with natural language queries.
●	Customizable search panel for refined results.
●	Insightful visualizations for enhanced data comprehension.
●	Support for SQL queries, saved searches, and result exportation.

For more information about ChainQ and to sign up for access to the platform, visit www.chainq.com.

 1 Crypto.com January 22, 2024 Annual Crypto Market Sizing Report

Further, in line with our commitment to shareholder and customer engagement we’ve updated our corporate website and corporate presentation to incorporate the addition ChainQ to the Company’s operations and better reflect our initiatives, strategies, and the evolving nature of our business.

About BTCS:

BTCS Inc. is a Nasdaq listed company operating in the blockchain technology sector since 2014 and is one of the only U.S. publicly traded companies with a primary focus on proof-of-stake blockchain infrastructure. We focus on driving scalable growth through our diverse business streams that leverage our core blockchain infrastructure operations which includes staking and operating validator nodes on various proof-of-stake networks, such as Ethereum. Built atop our blockchain infrastructure operations are: ChainQ, our AI-powered blockchain analytics platform, which provides a simple way for crypto holders to access otherwise hard-to-obtain data; StakeSeeker, offering an analytics-focused cryptocurrency dashboard and Staking-as-a-Service solution, and Builder+, an Ethereum block builder optimizing profit through block construction. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our beliefs related to the growing addressable market for our solutions. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon assumptions and are subject to various risks and uncertainties, including without limitation regulatory issues, unexpected issues with Builder+, unexpected issues with ChainQ, and the reluctance of users to utilize solutions, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2023 which was filed on March 21, 2024. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

ir@btcs.com